SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2004

CCH II, LLC
CCH II Capital Corp.

(Exact name of registrant as specified in its charter)

Delaware

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

333-111423	030511293

333-111423-01	134257703

(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131

(Address of principal executive offices including zip code)

(314) 965-0555

(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 7. EXHIBITS.

The following exhibit is not filed but furnished pursuant to Item 9:

Exhibit
Number	Description
99.1	Press release dated as of June 10, 2004.*

     * furnished herewith

ITEM 9. REGULATION FD DISCLOSURE.

CCH II, LLC and CCH II Capital Corp., subsidiaries of Charter Communications, Inc., announced an extension of their offer to exchange their outstanding $1,601,375,000 of 10.25% Senior Notes due 2010 for $1,601,375,000 of 10.25% Senior Notes due 2010. The entirety of the press release appearing in Exhibit 99.1 hereto is not filed but is furnished pursuant to Regulation FD.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this Report may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this Report include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to Charter Communications, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CCH II, LLC and CCH II Capital Corp. have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

CCH II, LLC
Registrant

Dated: June 14, 2004

	By:	/s/ Paul E. Martin

	Name:	Paul E. Martin
	Title:	Senior Vice President and Corporate Controller (Principal Accounting Officer)

CCH II CAPITAL CORP.
Registrant

Dated: June 14, 2004

	By:	/s/ Paul E. Martin

	Name:	Paul E. Martin
	Title:	Senior Vice President and Corporate Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated June 10, 2004.*

* furnished herewith